Oclaro Announces Fourth Quarter and Fiscal Year 2018 Financial Results

SAN JOSE, Calif., – August 13, 2018 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced its financial results for the fourth quarter and fiscal year 2018, which ended June 30, 2018. Oclaro will not hold an earnings call, nor provide forward guidance for the first quarter of fiscal year 2019, due to the previously announced proposed acquisition of Oclaro by Lumentum Holdings Inc.

“I am very happy with the results that the Oclaro team delivered both for our Q4 and full fiscal year 2018. Despite the negative revenue impact of U.S. Department of Commerce sanctions that prevented us from shipping to ZTE during Q4, we had another strong quarter. We once again had a record revenue quarter for our ACO product families and our high-speed, data center laser chips. Our non-GAAP gross margin and operating income remained strong, enabling us to generate $19 million in cash,” said Greg Dougherty, CEO of Oclaro. “During fiscal year 2018, we delivered outstanding performance, achieving 39% non-GAAP gross margin and 17% operating income, while generating approximately $66 million in cash.
“As previously announced, we recently received overwhelming stockholder approval for our proposed merger with Lumentum, which we continue to expect will close in the second half of this calendar year. Should this be our last earnings press release, I want to thank our stockholders, customers and employees for the support that you have provided to Oclaro and me personally over the past 5 plus years,” said Mr. Dougherty.

Results for the Fourth Quarter of Fiscal 2018

•
Revenues were $120.9 million for the fourth quarter of fiscal 2018. This compares with revenues of $127.3 million in the third quarter of fiscal 2018, and revenues of $149.4 million in the fourth quarter of fiscal 2017.

•
GAAP gross margin was 37.0% for the fourth quarter of fiscal 2018. This compares with GAAP gross margin of 34.2% in the third quarter of fiscal 2018, and GAAP gross margin of 41.1% in the fourth quarter of fiscal 2017.

•
Non-GAAP gross margin was 37.7% for the fourth quarter of fiscal 2018. This compares with non-GAAP gross margin of 37.2% in the third quarter of fiscal 2018, and non-GAAP gross margin of 41.4% in the fourth quarter of fiscal 2017.

•
GAAP operating income was $8.9 million for the fourth quarter of fiscal 2018. This compares with GAAP operating income of $7.9 million in the third quarter of fiscal 2018, and GAAP operating income of $29.9 million in the fourth quarter of fiscal 2017.

•
Non-GAAP operating income was $15.7 million for the fourth quarter of fiscal 2018. This compares with non-GAAP operating income of $18.1 million in the third quarter of fiscal 2018, and non-GAAP operating income of $33.3 million in the fourth quarter of fiscal 2017.

•
GAAP net income for the fourth quarter of fiscal 2018 was $6.4 million. This compares with GAAP net income of $10.8 million in the third quarter of fiscal 2018, and GAAP net income of $56.0 million in the fourth quarter of fiscal 2017.

•
Non-GAAP net income for the fourth quarter of fiscal 2018 was $14.6 million. This compares with non-GAAP net income of $19.0 million in the third quarter of fiscal 2018, and non-GAAP net income of $33.9 million in the fourth quarter of fiscal 2017.

•
GAAP earnings per diluted share for the fourth quarter of fiscal 2018 were $0.04. This compares with GAAP earnings per diluted share of $0.06 in the third quarter of fiscal 2018, and GAAP earnings per diluted share of $0.33 in the fourth quarter of fiscal 2017.

•
Non-GAAP earnings per diluted share for the fourth quarter of fiscal 2018 were $0.08. This compares with non-GAAP earnings per diluted share of $0.11 in the third quarter of fiscal 2018, and non-GAAP earnings per diluted share of $0.20 in the fourth quarter of fiscal 2017.

•	Cash, cash equivalents, and short-term investments were $323.1 million at June 30, 2018.

Results for Fiscal Year 2018

•	Revenues were $543.2 million for fiscal 2018. This compares with revenues of $601.0 million in fiscal 2017.

•	GAAP gross margin was 37.4% for fiscal 2018. This compares with GAAP gross margin of 39.1% in fiscal 2017.

•	Non-GAAP gross margin was 38.6% for fiscal 2018. This compares with non-GAAP gross margin of 39.5% in fiscal 2017.

•	GAAP operating income was $67.3 million for fiscal 2018. This compares with GAAP operating income of $119.0 million in fiscal 2017.

•	Non-GAAP operating income was $92.9 million for fiscal 2018. This compares with non-GAAP operating income of $130.9 million in fiscal 2017.

•	GAAP net income for fiscal 2018 was $62.5 million. This compares with GAAP net income of $127.9 million in fiscal 2017.

•	Non-GAAP net income for fiscal 2018 was $91.1 million. This compares with non-GAAP net income of $130.1 million in fiscal 2017.

•	GAAP earnings per diluted share for fiscal 2018 were $0.36. This compares with GAAP earnings per diluted share of $0.77 in fiscal 2017.

•	Non-GAAP earnings per diluted share for fiscal 2018 were $0.53. This compares with non-GAAP earnings per diluted share of $0.79 in fiscal 2017.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2018. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release contains statements about management’s future expectations regarding the plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Investors should not unduly rely on such forward-looking statements. These forward-looking statements include statements concerning (i) the timing of the closing of our pending merger with Lumentum, (ii) Oclaro’s future financial performance and operating prospects and (iii) the statements in our CEO’s quote. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the risk that our pending merger with Lumentum Holdings Inc. does not close, due to the failure of one or more conditions to closing, (ii) disruption from the merger making it more difficult to maintain our customer, supplier, key personnel and other strategic relationships, (iii) uncertainty as to the market value of the Lumentum merger consideration to be paid in the merger, (iv) the risk that required governmental approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations, (v) the risk of litigation in respect of either Oclaro or Lumentum or the merger, (vi) our dependence on a limited number of customers for a significant percentage of our revenues, (vii) competition and pricing pressure, (viii) our ability to effectively manage our inventory, (ix) the absence of long-term purchase commitments from many of our long-term customers, (x) our ability to meet or exceed our gross margin expectations, (xi) the effects of fluctuations in foreign currency exchange rates, (xii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xiii) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (xiv) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (xv) the effect of tariffs or other restrictions on trade between the U.S. and China, (xvi) our dependence on a limited number of suppliers and key contract manufacturers, (xvii) our ability to grow our revenues in the future by increasing the percentage of sales associated with new products, (xviii) potential operating or reporting disruptions that could result from the implementation of our new enterprise resource planning system, (xix) our manufacturing yields, (xx) our ability to conclude agreements with our customers on favorable terms, (xxi) the impact of additional restructuring charges we may take in the future, (xxii) the risks associated with delays, disruptions or quality control problems in manufacturing, (xxiii) fluctuations in our revenues, growth rates and operating results, (xxiv) changes in our effective tax rates or outcomes of tax audits or similar proceedings, (xxv) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, and (xxvi) other factors described under the caption "Risk Factors" and elsewhere in the documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s core operating performance and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Management excludes certain items from its view of Oclaro’s core operating performance, such as impairment charges, deferred income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options, impairment of fixed assets and inventory and related expenses, certain other income and expense items, and the tax effects thereof. Management does not believe these items are reflective of Oclaro’s ongoing core operating performance and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2018	July 1, 2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$245,688	$219,270
Restricted cash	—	716
Short-term investments	77,440	37,559
Accounts receivable, net	100,482	122,287
Inventories	106,678	101,068
Prepaid expenses and other current assets	35,175	40,870
Total current assets	565,463	521,770
Property and equipment, net	137,438	114,333
Other intangible assets, net	61	699
Deferred tax assets, non-current	16,625	25,774
Other non-current assets	1,212	2,573
Total assets	$720,799	$665,149
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,221	$88,316
Accrued expenses and other liabilities	41,686	42,499
Capital lease obligations, current	2,386	2,368
Total current liabilities	112,293	133,183
Deferred gain on sale-leasebacks	5,193	5,895
Capital lease obligations, non-current	857	1,379
Other non-current liabilities	10,440	11,019
Total liabilities	128,783	151,476
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,706	1,676
Additional paid-in capital	1,703,331	1,688,777
Accumulated other comprehensive income	42,547	40,973
Accumulated deficit	(1,155,568)	(1,217,753)
Total stockholders’ equity	592,016	513,673
Total liabilities and stockholders’ equity	$720,799	$665,149

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
	(Thousands, except per share amounts)
Revenues	$120,944	$127,293	$149,380	543,170	600,968
Cost of revenues	76,136	83,729	88,049	340,266	365,729
Gross profit	44,808	43,564	61,331	202,904	235,239
Operating expenses:
Research and development	16,293	16,412	15,750	64,498	57,094
Selling, general and administrative	16,729	16,002	15,578	64,489	58,461
Amortization of other intangible assets	193	154	151	653	786
Restructuring, acquisition and related (income) expense, net	1,274	3,084	(32)	4,358	60
Loss (gain) on disposal of property and equipment	1,409	(19)	(3)	1,581	(130)
Total operating expenses	35,898	35,633	31,444	135,579	116,271
Operating income	8,910	7,931	29,887	67,325	118,968
Other income (expense):
Interest income (expense), net (1)	102	253	300	912	(13,313)
Gain (loss) on foreign currency transactions, net	(928)	2,107	(497)	3,267	(3,652)
Other income (expense), net	923	906	227	3,339	810
Total other income (expense)	97	3,266	30	7,518	(16,155)
Income before income taxes	9,007	11,197	29,917	74,843	102,813
Income tax provision (benefit) (2) (3)	2,587	390	(26,110)	12,390	(25,046)
Net income	$6,420	$10,807	$56,027	$62,453	$127,859
Net income per share:
Basic	$0.04	$0.06	$0.33	$0.37	$0.81
Diluted	$0.04	$0.06	$0.33	$0.36	$0.77
Shares used in computing net income per share:
Basic	170,325	169,602	167,349	169,263	158,115
Diluted	172,316	171,261	170,204	171,736	165,031

(1) Interest income (expense), net for the fiscal year 2017 includes $13.3 million in make whole and inducement expenses related to the exchanges for all the Company's outstanding 6.00% Convertible Senior Notes.

(2) The Company has not completed its estimate of the impact of Public Law 115-97 (formerly known as the Tax Cuts and Jobs Act) on the realizability of its U.S. deferred tax assets and has, therefore, elected to utilize the reporting provisions of Staff Accounting Bulletin No. 118 issued by the U.S. Securities and Exchange Commission.

(3) Income tax benefit for the three and twelve months ended July 1, 2017 includes a $25.7 million benefit relating to the release of a valuation reserve on NOL's and other net deferred tax assets in our Japan subsidiary.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$44,808	$43,564	$61,331	$202,904	$235,239
Stock-based compensation in cost of revenues	783	763	504	2,739	1,885
Restructuring and acquisition related costs in cost of revenues	—	—	—	969	—
Excess and obsolete charges in cost of revenues (4)	—	3,065	—	$3,065	—
Non-GAAP gross profit	$45,591	$47,392	$61,835	$209,677	$237,124

GAAP gross margin rate	37.0%	34.2%	41.1%	37.4%	39.1%
Non-GAAP gross margin rate	37.7%	37.2%	41.4%	38.6%	39.5%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$8,910	$7,931	$29,887	$67,325	118,968
Stock-based compensation	3,909	3,917	3,273	14,964	11,195
Amortization of other intangible assets	193	154	151	653	786
Restructuring, acquisition and related (income) expense, net	1,274	3,084	(32)	5,327	60
Excess and obsolete charges (4)	—	3,065	—	3,065	—
Loss (gain) on disposal of property and equipment	1,409	(19)	(3)	1,581	(130)
Non-GAAP operating income	$15,695	$18,132	$33,276	$92,915	$130,879

GAAP operating income rate	7.4%	6.2%	20.0%	12.4%	19.8%
Non-GAAP operating income rate	13.0%	14.2%	22.3%	17.1%	21.8%

Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$6,420	$10,807	$56,027	$62,453	$127,859
Stock-based compensation	3,909	3,917	3,273	14,964	11,195
Amortization of other intangible assets	193	154	151	653	786
Restructuring, acquisition and related (income) expense, net	1,274	3,084	(32)	5,327	60
Payment related to the interest make-whole charge and induced conversion expense on the convertible notes (1)	—	—	—	—	13,250
Other (income) expense items, net	(923)	(906)	(227)	(3,339)	(810)
Loss (gain) on disposal of property and equipment	1,409	(19)	(3)	1,581	(130)
Excess and obsolete charges (4)	—	3,065	—	3,065	—
(Gain) loss on foreign currency translation	928	(2,107)	497	(3,267)	3,652
Income tax effect	1,341	1,016	(25,756)	9,708	(25,754)
Non-GAAP net income	$14,551	$19,011	$33,930	$91,145	$130,108
Income tax (benefit) provision	1,246	(626)	(354)	2,682	708
Interest (income) expense, net	(102)	(253)	(300)	(912)	63
Depreciation expense	8,241	7,747	6,032	29,527	20,757
Adjusted EBITDA	$23,936	$25,879	$39,308	$122,442	$151,636

Non-GAAP net income per share:
Basic	$0.09	$0.11	$0.20	$0.54	$0.82
Diluted	$0.08	$0.11	$0.20	$0.53	$0.79
Shares used in computing Non-GAAP net income per share:
Basic	170,325	169,602	167,349	169,263	158,115
Diluted	172,316	171,261	170,204	171,736	165,031

	Three Months Ended			Twelve Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$783	$763	$504	2,739	1,885
Research and development	875	857	717	3,457	2,290
Selling, general and administrative	2,251	2,297	2,052	8,768	7,020
Total	$3,909	$3,917	$3,273	$14,964	$11,195

(4) Excess and obsolete charges related to inventory exposure as a result of the export sanctions re-imposed on ZTE on April 16, 2018.